Exhibit 99.2

UNAUDITED PRO-FORMA FINANCIAL INFORMATION

The following unaudited pro-forma condensed consolidated financial data gives effect to the sale of the assets (the “Acquired Assets”) sold to Strakan International Limited (“SIL”) pursuant to the Asset Purchase Agreement dated as of September 26, 2006, as amended, by and between Cellegy and Strakan International Limited. The unaudited pro-forma condensed consolidated balance sheet as of September 30, 2006 has been prepared assuming the sale of the Acquired Assets occurred as of that date. The unaudited pro-forma consolidated statements of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 have been prepared assuming that the sale of the Acquired Assets occurred as of January 1, 2005. All material adjustments required to reflect the sale of assets are set forth in the column labeled “Pro-forma Adjustments.” The data contained in the column labeled “Consolidated” is derived from Cellegy’s historical unaudited consolidated balance sheet as of September 30, 2006 and unaudited consolidated statement of operations for the nine month period ended September 30, 2006, and Cellegy's historical audited consolidated statement of operations for the year ended December 31, 2005. The pro-forma data is for informational purposes only and may not necessarily reflect Cellegy’s financial position or what Cellegy’s financial position would have been had Cellegy consummated the asset sale effective January 1, 2005. The pro-forma data reflect payment of the total consideration of $9.0 million in cash, and the withholding of $2.0 million in payment of Cellegy’s obligations to SIL under a Cellegy promissory note to SIL. The unaudited pro-forma condensed consolidated financial data is presented for informational purposes only and is not necessarily indicative of the results of future operations or future financial position of the Company or the actual results of operations or financial position that would have occurred had the sale of the Acquired Assets been consummated as of the dates indicated above. The unaudited pro-forma consolidated financial data should be read in conjunction with our historical consolidated financial data and notes contained in our reports filed with the Securities and Exchange Commission.

The pro-forma adjustments were based upon available information and upon certain assumptions as described in the notes to the unaudited pro-forma condensed consolidated financial statements that our management believes are reasonable under the circumstances. The pro-forma adjustments are based on the information available at the date of this filing.

The unaudited pro-forma consolidated financial statements and accompanying notes should be read in conjunction with our historical consolidated financial statements and accompanying notes thereto, and our "Management's Discussion and Analysis of Financial Condition and Results of Operation", in our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the Securities and Exchange Commission.

Cellegy Pharmaceuticals, Inc.
(a development-stage Company)
Unaudited Pro-forma Consolidated Balance Sheet

(Amounts in thousands)

	September 30, 2006
		Pro-forma
	Consolidated	Adjustments		Pro-forma
Assets
Current assets:
Cash and cash equivalents	$830	$4,199	(a) (b) (c) (f)	$5,029
Accounts receivable	105	-		105
Prepaid expenses and other current assets	310	-		310
Total current assets	1,245	4,199		5,444
Total assets	$1,245	$4,199		$5,444

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,374	$-		$1,374
Accrued expenses and other current liabilities	818	-		818
Current portion of notes payable	6,592	(6,592)	(b) (d) (f)	-
Current portion of deferred revenue	336	(291)	(e)	45
Total current liabilities	9,120	(6,883)		2,237
Notes payable	288	-		288
Derivative instruments	22	-		22
Deferred revenue	3,350	(3,350)	(e)	-
Total liabilities	12,780	(10,233)		2,547

Stockholders' deficit:
Common stock	3	-		3
Additional Paid-in Capital	125,669	-		125,669
Accumulated other comprehensive income	406	-		406
Deficit accumulated during the development stage	(137,613)	14,432		(123,181)
Total stockholders' deficit	(11,535)	14,432		2,897
Total liabilities and stockholders' deficit	$1,245	$4,199		$5,444

Cellegy Pharmaceuticals, Inc.

Notes to Unaudited Pro-Forma Consolidated Balance Sheet

(Amounts in thousands)

(a)	Reflects the proceeds of $9,000 to be received in connection with the proposed sale of assets pursuant to the Asset Purchase Agreement with ProStrakan and $175 of transaction costs.
(b)	Reflects the payment of Cellegy’s outstanding promissory note to PDI, Inc. of $2,500 as of September 30, 2006.
(c)	Reflects the final installment of $125 made to Neptune Pharmaceuticals Corporation in full satisfaction of Cellegy’s obligations to Neptune.
(d)
Reflects the discount of $1,592 and the payment of $2,500 as of September 30, 2006 relating to Cellegy’s outstanding notes to PDI, Inc. recorded in connection with the renegotiation of these notes pursuant to the transaction with ProStrakan.

(e)	Reflects adjustments to deferred revenues related to licensing agreements with ProStrakan.
(f)	Reflects repayment of note payable due ProStrakan in the amount of $2,001 including accrued interest as of September 30, 2006.

Cellegy Pharmaceuticals, Inc.
(a development-stage Company)
Unaudited Pro-forma Consolidated Statement of Operations

(Amounts in thousands)

	Nine Months Ended September 30, 2006
		Pro-forma
	Consolidated	Adjustments		Pro-forma

Total revenues	$2,635	$(709)	(a)	$1,926

Costs and expenses:
Cost of product sales	257	(257)	(a)	-
Research and development	2,244	(360)	(a)	1,884
Selling, general and administrative	4,526	154	(a)	4,680
Equipment FMV adjustment	276	-		276
Total costs and expenses	7,303	(463)		6,840
Operating income (loss)	(4,668)	(246)		(4,914)
Interest and other income	114	14,158	(b) (c)	14,272
Interest and other expense	(924)	698	(b) (d)	(226)
Derivative revaluation	170	-		170
Net income income (loss)	(5,308)	14,610		9,302
Net income (loss) from continuing operations
applicable to common stockholders	$(5,308)	$14,610	(e)	$9,302

Net income (loss) per common share:
Basic	$(0.18)			$0.31
Diluted	$(0.18)			$0.31

Weighted average number of common shares used in
per share calculations:
Basic	29,832			29,832
Diluted	29,842			29,842

Cellegy Pharmaceuticals, Inc.

Notes to Unaudited Pro-Forma Consolidated Statements of Operations

(Amounts in thousands)

(a)
Adjustments to historical operational data relating to the sold technology to reflect the assumption that the transaction occurred at the beginning of reported period. These adjustments include reductions to licensing revenues, research expenses and selling, general and administrative expenses. Also includes $175 legal, accounting, transfer agent and printing expenses related to the Asset Purchase Agreement with ProStrakan.

(b)
Reflects the principal balance discount of $1,517, plus accrued but unpaid interest of $573, as of September 30, 2006 relating to Cellegy’s outstanding notes to PDI, Inc. recorded in connection with the renegotiation of these notes pursuant to the transaction with ProStrakan.

(c)	Reflects the proceeds of $9,000 recorded as other income in connection with the sale of assets pursuant to the Asset Purchase Agreement by ProStrakan.
(d)	Reflects the final installment of $125 made to Neptune Pharmaceuticals Corporation in full satisfaction of Cellegy’s obligations to Neptune.
(e)	The Company expects that there will be no income tax liabilities arising from the transaction due to the application of its capitalized research expenses.

Cellegy Pharmaceuticals, Inc.
(a development-stage Company)
Unaudited Pro-forma Consolidated Statements of Operations

(Amounts in thousands)

	Twelve Months Ended December 31, 2005
		Pro-forma
	Consolidated	Adjustments		Pro-forma

Revenues	$12,835	$(7,788)	(a)	$5,047

Costs and expenses:
Cost of product sales	385	(250)	(a)	135
Research and development	8,481	(2,966)	(a	5,515
Selling, general and administrative	9,249	(321)	(a) (b)	8,928
Total costs and expenses	18,115	(3,537)		14,578
Operating loss	(5,280)	(4,251)		(9,531)
Interest and other income	208	14,020	(a) (b) (c)	14,228
Interest and other expense	(626)	49	(c) (d)	(577)
Derivative revaluation	690	-		690
Net income (loss)	(5,008)	9,818	(e)	4,810
Net income (loss) from continuing operations
applicable to common stockholders	$(5,008)	$9,818		$4,810

Net income (loss) per common share:
Basic	$(0.18)			$0.17
Diluted	$(0.18)			$0.17

Weighted average number of common shares used
in per share calculations:
Basic	28,497			28,497
Diluted	28,497			28,529

Cellegy Pharmaceuticals, Inc.

Notes to Unaudited Pro-Forma Consolidated Statements of Operations

(Amounts in thousands)

(a)
Adjustments to historical operational data relating to the sold technology to reflect the assumption that the transaction occurred at the beginning of reported period. These adjustments include reductions to licensing revenues, research expenses and selling, general and administrative expenses.

(b)
Reflects the proceeds of $9,000 recorded as other income in connection with the sale of assets pursuant to the Asset Purchase Agreement by ProStrakan Group, plc and $175 legal, accounting, transfer agent and printing expenses related to the transaction.

(c)
Reflects the principal balance discount of $1,677, plus accrued but unpaid interest of $299, as of December 31, 2005 relating to Cellegy’s outstanding notes to PDI, Inc. recorded in connection with the renegotiation of these notes pursuant to the transaction with ProStrakan.

(d)
Reflects payment of $250, in full satisfaction of Cellegy’s obligations to Neptune Pharmaceutical Corporation under an agreement between Cellegy and Neptune relating to certain of the intellectual property rights being sold to ProStrakan.

(e)	The Company expects that there will be no income tax liabilities arising from the transaction due to the application of its capitalized research expenses.